UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2012

POWERSECURE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina		27587
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (919) 556-3056

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 5, 2012, PowerSecure International, Inc., a Delaware corporation (the “Company”), acquired a distributed solar energy business, adding this increasingly cost effective technology to its distributed generation system platform. The Company’s new capabilities were acquired through the purchase of the utility, commercial and industrial solar energy business of Southern Energy Management, Inc., a North Carolina corporation (the “Seller”). The Company will begin offering utilities and their large commercial and industrial customers solar energy systems immediately, and will take over the installation of several large projects the Seller had in process, including a 4.5 megawatt system.

The Company consummated the acquisition through the formation of Southern Energy Management PowerSecure, LLC, a Delaware limited liability company (“SEM PowerSecure”), which entered into, completed the acquisition contemplated by, an Asset Contribution and Sale Agreement, dated as of June 5, 2012 (the “Contribution Agreement”), with the Seller, and with Robert S. Kingery and Maria T. Kingery (the “Seller Principals”). Pursuant to the Contribution Agreement, SEM PowerSecure completed the acquisition (the “Acquisition”) of substantially all of the assets of the Seller (the “Acquired Assets”) relating to the business of designing and selling energy efficiency and solar photovoltaic power systems and other solar power technologies for large customers, including utility, commercial and industrial customers (the “Acquired Business”). The total purchase price for the Acquired Assets was a combination of (i) $3.9 million, consisting of cash paid to the Seller, the cancellation of a loan and the assumption of certain debts, liabilities and obligations of the Seller, plus (ii) a 10% membership interest in SEM PowerSecure issued to the Seller. In addition, SEM PowerSecure assumed certain unfinished projects in the Acquired Business, along with the accounts receivables and accounts payables associated with those projects. The effective date of the Acquisition was June 2, 2012.

SEM PowerSecure is a direct subsidiary of PowerSecure, Inc., a Delaware corporation and wholly-owned subsidiary of the Company. After the Acquisition, the Company, through PowerSecure, Inc., owns 90% of the membership interests in, and controls the management of, SEM PowerSecure. The Company made a total capital contribution of $3.9 million to SEM PowerSecure to fund the capitalization of SEM PowerSecure and the acquisition by SEM PowerSecure of the Acquired Assets relating to the Acquired Business. Seller retained its business selling solar photovoltaic power systems and solar thermal energy to residential customers and small merchants and professional service providers.

Under the terms of the organizational documents for PowerSecure SEM, the Company has the option (the “Call Option”), commencing in June 2014, to purchase the remaining 10% membership interest in SEM PowerSecure held by the Seller or by any other minority members at the time at a purchase price based on the greater of (i) a formula of five times the trailing four quarters earnings before interest, taxes, depreciation and amortization of SEM PowerSecure, excluding income attributable to sales of Company-owned projects (“Trailing 12 EBITDA”), multiplied by its percentage interest in SEM PowerSecure, or (ii) $1,000,000. The purchase price of the Call Option is payable in either cash or shares of Common Stock, par value $.01 per share (“Common Stock”), of the Company (the “Shares”) in the discretion of the Company. In the event of a change in control of the Company, PowerSecure, Inc. or the Seller, then the commencement of the Call Option will be accelerated.

In addition, the Seller has the right, commencing in June 2016, to require the Company to purchase its membership interest for a purchase price equal to three times SEM PowerSecure’s Trailing 12 EBITDA multiplied by its percentage interest in SEM PowerSecure, less the net capital infusion by the Company into SEM PowerSecure after the closing, which purchase price is payable in either cash or Shares in the discretion of the Company. The Seller also has the right to join in a sale by the Company of a majority in interest in SEM PowerSecure, and the Company can require the Seller to join in any sale of all of its interests in SEM PowerSecure, in each case on the same terms by Seller as by the Company.

The Contribution Agreement contains customary representations and warranties as well as indemnification obligations by SEM PowerSecure, on the one hand, and by Seller and Seller Principals, on the other hand, to each other. In addition, the Contribution Agreement contains a covenant not to compete by Seller and Seller Principals against SEM PowerSecure and its affiliates in the acquired business, subject to certain exceptions related to its retained solar business for residential and small commercial customers. Correspondingly, SEM PowerSecure has agreed, on behalf of itself and its affiliates, not to compete against the Seller in its retained business. These non-competition covenants continue for a period of five years after the Seller no longer holds any membership interest in SEM PowerSecure.

The Boards of Director of the Company and PowerSecure, Inc., the Managers of SEM PowerSecure SEM, and the Board of Directors and Shareholders of the Seller, have approved the Contribution Agreement and the transactions contemplated hereby.

The foregoing description of the Contribution Agreement is a summary of, and does not purport to be a complete statement of, the Contribution Agreement or the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed herewith as Exhibit 2.1 and incorporated herein by this reference.

Cautionary Note Regarding the Contribution Agreement

The Contribution Agreement has been attached as an exhibit hereto to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, PowerSecure Subsidiary or SEM PowerSecure. The Contribution Agreement contains representations and warranties made by SEM PowerSecure and by Seller and Seller Principals. Such representations and warranties were made only for the purposes of the Contribution Agreement, are solely for the benefit of the parties to the Contribution Agreement, and are not intended to be and should not be relied upon by any other person. In addition, these representations and warranties should not be treated as establishing matters of fact, but rather as a way of allocating risk between the parties. Moreover, certain of the representations and warranties may be subject to limitations agreed upon by the parties to the Contribution Agreement and are qualified by information in confidential disclosure schedules provided by Seller and Seller Principals to SEM PowerSecure. These representations and warranties may apply standards of materiality in a way that is different from what may be material to investors, and were made only as of the date of the Contribution Agreement or such other date or dates as may be specified in the Contribution Agreement and are subject to more recent developments. Accordingly, investors are not third party beneficiaries under the Contribution Agreement and should not rely on the representations and warranties in the Contribution Agreement as characterizations of the actual state of facts about the Seller, the Acquired Assets, the Acquired Business or PowerSecure SEM.

Item 7.01	Regulation FD Disclosure.

On June 6, 2012, the Company issued a press release announcing that it had added solar capabilities through the completion of SEM PowerSecure’s acquisition of the Acquired Assets and the Acquired Business referred to in Item 1.01 of this Report, the full text of which is attached to this Report as Exhibit 99.1 and incorporated herein by this reference. In the press release, the Company also announced that it will hold a conference call to discuss the addition of these new solar energy capabilities at 10:30 a.m., Eastern time, on June 6, 2012.

The press release filed herewith as Exhibit 99.1 contains forward-looking statements, including statements relating to the projected financial results of SEM PowerSecure and the success of the business, which are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A more thorough discussion of certain risks, uncertainties and other factors that may affect the Company is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in subsequent reports, including the Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, that the Company files or furnishes with the Securities and Exchange Commission.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Asset Contribution and Sale Agreement, dated as of June 5, 2012, among Southern Energy Management PowerSecure, LLC, Southern Energy Management, Inc., Robert S. Kingery and Maria T. Kingery

99.1	Press Release of PowerSecure International, Inc., issued June 6, 2012, announcing acquisition of assets and business

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.

	By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Executive Vice President and Chief Financial Officer
Dated: June 6, 2012

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